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Exhibit 23.6

Consent of Wood Mackenzie

        Wood Mackenzie hereby consents to the use of any data included in the Registration Statement on Form S-1 of JP Energy Partners LP, and any and all amendments and supplements thereto (the "Registration Statement"), which references Wood Mackenzie as the source of such data and all references to Wood Mackenzie included in such Registration Statement.

/s/ DOUGLAS MONTGOMERY
Name:	Douglas Montgomery
Title:	Head of Sales and Marketing
July 1, 2013

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  Exhibit 23.6
Consent of Wood Mackenzie